SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of Report (Date of earliest event reported): February 28, 2002
AZTAR CORPORATION (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	1-5440 (Commission File Number)	86-0636534 (I.R.S. Employer Identification Number)
2390 East Camelback Road, Suite 400, Phoenix, Arizona (Address of principal executive offices)	85016-3452 (Zip Code)
(602) 381-4100 (Registrant's telephone number, including area code) Not Applicable (Former name or former address, if changed since last report)

ITEM 2.  Acquisition or Disposition of Assets

On January 29, 2002, the Company exercised its option to acquire the 50% partnership interest in Tropicana Enterprises that it does not own. This partnership interest is held by eleven different trusts formed by members of the Jaffe family. Tropicana Enterprises, a Nevada general partnership, owns the real property leased to and used by the Company in the operation of the Tropicana Resort and Casino in Las Vegas, Nevada.

On February 28, 2002, the Company completed the purchase of the Jaffe partnership interest in Tropicana Enterprises through the use of $47,500,000 in cash and $70,000,000 in borrowings under its revolving credit facility. The Company also assumed the debt of Tropicana Enterprises, which was $48,921,000 at February 28, 2002. The Company intends for current operations at the Las Vegas Tropicana to be continued indefinitely. The Company is conducting feasibility studies to master-plan a potential development of the Las Vegas Tropicana site. The master plan envisions the creation of two separate but essentially equal and inter-connected 17-acre development sites. The north site would be developed by the Company. The south site would be held for future Company development, joint venture development, or sale for development by another party. For development of a potential project on the north site, the Company plans to complete a detailed design development effort with construction documents and estimated construction costs by the summer of 2003, at which time we will decide whether or not to proceed. The amount and timing of any future expenditure, and the extent of any impact on existing operations, will depend on the nature and timing of the development we ultimately undertake, if any. If we decide to abandon any facilities in the development process, we would have to conduct a review for impairment and review their useful lives with a possible adjustment to depreciation and amortization expense. These reviews could have a material effect on our consolidated results of operations.

To the best knowledge of the Company, there are no material relationships between the trusts selling the Jaffe partnership interest in Tropicana Enterprises and the Company or any of its affiliates, any director or officer of the Company or any associate of such director or officer.

ITEM 7.  Financial Statements, Pro Forma Financial Information and Exhibits
(a)

Financial Statements of Businesses Acquired.

We hereby incorporate by reference the financial statements of Tropicana Enterprises at January 3, 2002 and December 28, 2000 and for each of the three years in the period ended January 3, 2002 and the Report of Independent Accountants relating to such financial statements listed on page F-1 of Aztar Corporation's Form 10-K for the year ended January 3, 2002.

(b)

Pro Forma Financial Information

The pro forma information includes a pro forma condensed consolidated balance sheet as of January 3, 2002 and a pro forma condensed consolidated statement of operations for the year ended January 3, 2002 (which have not been examined by independent public accountants). The pro forma balance sheet includes historical amounts for the Company and Tropicana Enterprises, as of January 3, 2002, adjusted to reflect the purchase of the Jaffe partnership interest in Tropicana Enterprises as if the transaction had been consummated on January 3, 2002. The pro forma statement of operations includes historical amounts for the Company and Tropicana Enterprises adjusted retroactively to reflect the purchase of the Jaffe partnership interest in Tropicana Enterprises as if the transaction had been consummated at the beginning of the year ended January 3, 2002. The acquisition includes a borrowing under the Company's revolving credit facility to finance a portion of the transaction. The pro forma information is presented for illustrative purposes only and is not necessarily indicative of all operating or financial results that would have occurred had the purchase of the Jaffe partnership interest in Tropicana Enterprises been made on the first day of the year presented in the Pro Forma Condensed Consolidated Statement of Operations (unaudited) or on January 3, 2002, in the case of the Pro Forma Condensed Consolidated Balance Sheet (unaudited), or of the Company's future operating or financial results.

Page
	Pro Forma Condensed Consolidated Balance Sheet, at January 3, 2002 (unaudited)	F-1
	Pro Forma Condensed Consolidated Statement of Operations for the year ended January 3, 2002 (unaudited)	F-2
	Notes to Pro Forma Condensed Consolidated Financial Statements (unaudited)	F-3
(C)	Exhibits 23 Consent of Independent Accountants

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
AZTAR CORPORATION ROBERT M. HADDOCK Robert M. Haddock Executive Vice President and Chief Financial Officer

Dated:  March 12, 2002

EXHIBIT INDEX
EXHIBIT NO.	DESCRIPTION
23	Consent of Independent Accountants

PRO FORMA CONDENSED CONSOLIDATED
BALANCE SHEET (Unaudited)
January 3, 2002
(in thousands)
ASSETS
	Historical			Pro Forma
	Aztar Corporation	Tropicana Enterprises (50%)	Eliminations in Consolidation A	Purchase of Tropicana Enterprises (50%) B	Consolidated
Current assets: Cash and cash equivalents Other current assets Investments in and advances to unconsolidated partnership Property and equipment Other assets	$ 92,122 57,308 149,430 6,414 845,038 60,074 $1,060,956	$ 1 702 703 -- 21,893 3,453 $ 26,049	$ -- (702) (702) (6,414) 8,282 (3,453) $ (2,287)	$(47,500) -- (47,500) -- 121,153 (7,699) 22,189 $ 88,143	$ 44,623 57,308 101,931 -- 996,366 74,564 $1,172,861
LIABILITIES AND EQUITY

Current liabilities:
  Current portion
    of long-term
    debt
  Current portion
    of other
    long-term
    liabilities
  Other current
    liabilities

Long-term debt

Other long-term
  liabilities

Series B ESOP
  convertible
  preferred stock
Equity

	$ 1,428 1,498 103,230 106,156 458,659 36,341 5,959 453,841 $1,060,956	$ 2,051 -- 753 2,804 25,561 -- -- (2,316) $ 26,049	$ -- (438) (753) (1,191) -- (3,412) -- 2,316 $ (2,287)	$ 2,050 (438) -- 1,612 70,000 19,942 (3,411) -- -- $ 88,143	$ 5,529 622 103,230 109,381 574,162 29,518 5,959 453,841 $1,172,861
The accompanying notes are an integral part of this pro forma condensed consolidated balance sheet.

PRO FORMA CONDENSED CONSOLIDATED
STATEMENT OF OPERATIONS (Unaudited)
For the Year Ended January 3, 2002
(in thousands, except per share data))
Historical		Pro Forma
Aztar Corporation	Tropicana Enterprises	Adjustments	Consolidated

Revenues:
  Casino, rooms, food and
    beverage
  Other

Costs and expenses:
  Casino, rooms, food and
    beverage
  Other
  Marketing
  General and administrative
  Utilities, repairs and
    maintenance
  Provision for doubtful
    accounts
  Property taxes and insurance
  Net rent
  Depreciation and
    amortization

Operating income

  Interest income
  Interest expense
  Equity in unconsolidated
    partnership's loss

Income before income taxes
  Income taxes
Net income

Net income per common share

Net income per common share
  assuming dilution

Weighted-average common shares
  applicable to:
    Net income per common share
    Net income per common share
      assuming dilution

$ 810,877 38,586 849,463 381,141 32,885 84,559 78,669 41,943 4,113 24,297 18,635 51,813 718,055 131,408 1,559 (39,182) (3,702) 90,083 (32,074) $ 58,009 $ 1.53 $ 1.48 37,385 38,963	$ -- 17,240 17,240 -- -- -- 8 -- -- -- -- 2,787 2,795 14,445 -- (3,512) -- 10,933 -- $ 10,933	$ -- (17,240)C (17,240) -- -- -- (8)D -- -- -- (8,620)C (2,370)E (10,998) (6,242) (950)F (963)G 9,168 C (5,466)H (4,453) (2,268)I $ (6,721)	$ 810,877 38,586 849,463 381,141 32,885 84,559 78,669 41,943 4,113 24,297 10,015 52,230 709,852 139,611 609 (43,657) -- 96,563 (34,342) $ 62,221 $ 1.64 $ 1.59 37,385 38,963
The accompanying notes are an integral part of this pro forma condensed consolidated statement of operations.

NOTES TO PRO FORMA CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS (Unaudited)
(A)

To reflect the consolidation of the Company's existing ownership of 50% of Tropicana Enterprises, which had previously been accounted for under the equity method of accounting. The investment in partnership ($6,414,000) has been eliminated, a basis adjustment in fixed assets has been pushed down ($8,282,000) and certain inter-company receivables and payables (primarily for deferred rents) between Aztar and Tropicana Enterprises have been eliminated in consolidation. All amounts have been accounted for at historical cost.

(B)	To reflect the estimated allocation of purchase price of the remaining 50% of Tropicana Enterprises, as follows (in thousands):

Cash paid
Borrowings under revolving credit facility
Debt assumed (Jaffe's proportionate share of Tropicana
  Enterprises indebtedness):
  Current portion
  Long-term portion
Application of deposits and transaction costs, net of
  elimination of liabilities for deferred rents:
  Other assets
  Current portion of other long-term liabilities
  Other long-term liabilities
Total Purchase price

Preliminary allocation to:
  Land and buildings
  Other assets - Tropicana trademark

	$ 7,699 (438) (3,411)	$ 47,500 70,000 2,050 19,942 3,850 $143,342 $121,153 22,189 $143,342
(C)	Reflects the elimination of rent between the Company and Tropicana Enterprises and the elimination of the depreciation of the Company's basis difference in its investment in Tropicana Enterprises.
(D)	Reflects a decrease in expenses as a result of the purchase of the Jaffe partnership interest.
(E)

Reflects the net impact on depreciation expense resulting from (i) an increase in expense due to depreciation on assets acquired and (ii) a decrease in expense due to a change in estimate to extend the useful lives of certain existing assets. Such existing assets had previously been depreciated over the underlying lease term, which is less than their estimated remaining useful lives.

(F)	Reflects the loss of interest income on the cash portion of the transaction.
(G)

Reflects the increase in interest expense resulting from the financed portion of the transaction based on a rate of 3.7% for the Company's revolving credit facility and 3.8% for the Tropicana Enterprises Term Loan.

(H)	Reflects the elimination of the Company's equity in the net income of Tropicana Enterprises.
(I)	Reflects an increase in the provision for income taxes for pro forma adjustments and the income of Tropicana Enterprises at the statutory rate.